                                                                    EXHIBIT 10.7

                              SUBLEASE AGREEMENT

     THIS SUBLEASE (this "Sublease") dated for reference purposes March 11, 1999, is entered into by and between Applied Innovation Inc., hereinafter referred to as "Sublandlord", and SciQuest, Inc., hereinafter referred to as "Subtenant".

     WHEREAS, Sublandlord, as Tenant, and Weeks Realty, L.P., a Georgia limited partnership authorized to do business in North Carolina as Weeks Realty Limited Partnership, successor in interest to Perimeter Park West Associates Limited Partnership, as Landlord, hereinafter referred to as "Prime Landlord", entered into that certain Lease Agreement dated September 19, 1996 (the "Prime Lease") pertaining to the rental of certain premises located at Enterprise Center II, 5151 McCrimmon Parkway, Suite 108, Morrisville, North Carolina 27560 (the "Premises").

     WHEREAS, Sublandlord desires to sublet the Premises to Subtenant, subject to the written consent of the Prime Landlord, and Subtenant desires to sublet the Premises from Sublandlord;

     WHEREAS, Subtenant has passed a corporate resolution approving Subtenant's ability to enter into this Sublease with Sublandlord and a copy of said resolution is attached hereto as Exhibit B;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Sublandlord and Subtenant agree as follows:

     1. Unless otherwise defined in this Sublease, all capitalized terms used herein that are defined in the Prime Lease, shall have the meaning ascribed to such term in the Prime Lease.

     2. The Prime Lease is attached hereto and by reference made a part hereof as Exhibit C. Except as otherwise expressly provided herein, this Sublease is subject to and made upon all the terms, covenants and conditions of the Prime Lease, with the same force and effect as is fully set forth therein. All terms, covenants and conditions which Sublandlord is bound to comply with under the Prime Lease shall be binding upon Subtenant hereunder.

     3. It is the intention of the parties hereto that, except as otherwise expressly provided in the Sublease, and except as inapplicable hereto or inconsistent herewith, the relationship between Sublandlord and Subtenant shall be governed by the provisions of the Prime Lease as if they have been set forth in-full in this Sublease with the term "Sublandlord" replacing the term "Landlord" and the term "Subtenant " replacing the term "Tenant". Except as expressly provided herein or as may be inapplicable hereto or inconsistent herewith, Subtenant agrees to observe or perform the terms, covenants and conditions on its part to be observed and performed by Sublandlord as Tenant under the Prime Lease and Subtenant agrees to be bound by the provisions of the Prime Lease. The remedies of the parties, as Subtenant and Sublandlord hereunder shall be the same as the respective remedies of the "Landlord" and "Tenant" under the Prime Lease.

     4. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord the Premises for a term of approximately thirty-five and one-half months (the "Term") commencing on or about the later of February 22, 1999 or that day that this Sublease is fully-executed by the parties and approved in writing by Prime Landlord and the Premises delivered with all improvements and work set forth in Exhibit A attached hereto performed, and expiring on February 9, 2002.

     5. Subtenant shall pay Sublandlord monthly rent throughout the Term, in advance on the first day of each and every month of the Term in the amounts set forth in the Prime Lease and adjusted annually by Prime Landlord. Sublandlord shall notify Subtenant promptly of any increase in Rent once

Sublandlord has received notice from Prime Landlord. All rent and any other sums due to Sublandlord shall be paid to Sublandlord at 5800 Innovation Drive, Dublin, Ohio 43016-3271, or at such other address directed by Sublandlord. The first monthly installment of rent, Sixteen Thousand Seven Hundred Seventy One and 24/100 dollars ($16,771.24), shall be paid and delivered to Sublandlord at execution of this Sublease by Subtenant, provided, however, that if the Term commences on a date other than the first day of the month, rent for the first month of the Term shall be pro-rated based on the number of days remaining in the first month of the Term.

     6. In addition to the monthly rent stated above, Subtenant shall contract for utilities and other services used at the Premises directly with the service provider and pay all charges for said utilities and services directly to the service provider. Subtenant shall also reimburse Sublandlord for Sublandlord's Percentage Share of the Taxes, CAM Expenses, and Insurance Expenses, as outlined in the Prime Lease, which amounts shall be paid to Sublandlord along with Subtenant's monthly rent. The first monthly reimbursement of said expenses, Three Thousand Five Hundred Sixty Three and 00/100 dollars ($3,563.00), shall be paid and delivered to Sublandlord at execution of this Sublease by Subtenant. Sublandlord shall notify Subtenant promptly of any change in such expenses once Sublandlord has received such information from Prime Landlord.

     7. Subtenant acknowledges that this Sublease shall not be effective unless and until Prime Landlord's written consent is given.

     8. Subtenant agrees at its expense to keep and maintain the Premises in good repair and in a good, sanitary and safe condition and to return the Premises to Sublandlord at the end of the Sublease term in as good a condition as received, normal wear and tear and loss by insured casualty excepted. Subtenant shall be responsible for its own janitorial and other maintenance service at the Premises.

     9. Upon receiving any written notice, statement or other written communication from Prime Landlord which pertains to the Premises, the party receiving such notice shall promptly forward a copy of such notice to the other.

     10. It is understood and agreed upon by all parties hereto that neither the Sublease of the above described Premises, nor anything contained in this agreement shall release the Sublandlord from its duty and obligation to perform and be bound by all the covenants, terms, and conditions contained in the Prime Lease with the Prime Landlord provided, however, that Subtenant shall perform all such duties and obligations and be bound by such covenants, terms, and conditions in the first instance.

     11. Sublandlord agrees that if Subtenant pays all rents and other sums due hereunder and performs all of the terms and conditions of this Sublease and of the Prime Lease required hereunder, that Subtenant's quiet enjoyment of the Premises for the term of this Sublease shall not be disturbed or interfered with by Sublandlord.

     12. Subtenant agrees that it will not assign this Sublease or sublet the Premises without the prior written approval of the Prime Landlord and Sublandlord, which approval by Sublandlord will not be unreasonably withheld, conditioned or delayed.

     13. During the term of this Sublease, Subtenant, at its sole cost and expense and for the mutual benefit of the Sublandlord, Prime Landlord and Subtenant shall carry and maintain comprehensive public liability insurance, including property damage, insuring Sublandlord, Prime Landlord, and Subtenant against liability for injury to persons or property occurring in or about the Premises arising out of the ownership, maintenance, use or occupancy thereof, and Subtenant shall name Sublandlord and Prime Landlord as additional insureds hereunder. Said liability insurance shall be in amounts as called for in the Prime Lease. On or before the commencement of this Sublease, Subtenant shall deliver to Sublandlord a copy of a Certificate of Insurance evidencing that such insurance has been purchased and is in effect. Any insurance which Subtenant is required to maintain under this Sublease shall include a provision which requires the insurance carrier to give Prime Landlord and Sublandlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage. Further, if Subtenant fails to maintain said liability insurance, this act shall be a material breach of this Sublease, and Sublandlord may elect any of its remedies under this Sublease, and, in addition, Sublandlord may obtain such insurance on behalf of Subtenant, in which case Subtenant shall reimburse Sublandlord for the costs thereof within fifteen (15) days after receipt of a statement indicating the cost of such insurance.

     14. Subtenant shall not do or permit to be done or omit or permit to be omitted any act or thing that will constitute or cause a breach or violation of any of the terms, covenants or conditions of the Prime Lease or this Sublease. Each party will indemnify and hold harmless the other from and against all losses, costs, damages, expenses and liability, including reasonable attorneys' fees, which such party may incur or pay out by reason of injuries to person or property occurring in, on or about the Premises, occasioned by the other party's use, occupancy, negligence or intentional acts or by reason of any breach or default of this Sublease. Sublandlord hereby represents that to the best of its knowledge it knows of no facts or circumstances related to environmental matters concerning the Premises that could lead to any future environmental claims, liabilities, or responsibilities against Subtenant. Sublandlord shall indemnify and hold Subtenant harmless from all costs, losses, damages, liabilities or claims (including attorney's fees) arising out of the operations or activities or presence of Sublandlord on the Premises relating to environmental matters.

     15. With the exception of those improvements and work to be performed by Sublandlord as set forth in Exhibit A attached hereto, the Premises shall be delivered to Subtenant in as-is condition. Any improvements to be performed within the Premises must have Sublandlord's and Prime Landlord's prior written consent, which consent by Sublandlord will not be unreasonably withheld, conditioned, or delayed. Such improvements shall be paid for by Subtenant and removed by Subtenant at the expiration of the Term if so required under the Prime Lease and with all resulting damage to the Premises from such removal also repaired to its original condition as at the commencement of the Term by Subtenant at its sole cost and expense. Subtenant shall maintain the Premises during the term of the Sublease in the condition existing when delivered to Subtenant, normal wear and tear and loss by insured casualty excepted.

     16. Together with the payment made at Sublease execution of the first monthly installment of rent, expenses and furniture purchase, Subtenant shall deposit with Sublandlord the sum of Sixteen Thousand Seven Hundred Seventy One and 24/100 dollars ($16,771.24) as security for Subtenant's obligations under this Sublease. Sublandlord will not be required to keep the security deposit separate from its general funds and Subtenant shall not be entitled to interest on the security deposit. The security deposit will not be a limitation on Sublandlord's damages or other rights under this Sublease, or an advance on the payment of any amounts due from Subtenant under this Sublease. If Subtenant pays all such due amounts and performs all of its obligations under this Sublease, Sublandlord will return the unused portion of the security deposit to Subtenant within thirty (30) days after the end of the Term.

     17. Subtenant shall not do or permit to be done or permit to be omitted any act or thing which will constitute or cause a breach or violation of any of the terms, covenants or conditions of the Prime Lease.

     18. The parties also agree that: (a) Subtenant shall use and occupy the Premises solely for uses permitted in the Prime Lease; (b) Sublandlord's refusal to consent to or to approve any matter or thing, whenever Sublandlord's consent or approval is required under this Sublease or under the Prime

Lease, shall be deemed reasonable if Prime Landlord has refused to give such consent or approval. Sublandlord agrees to use reasonable efforts and good faith to assist Subtenant in obtaining Prime Landlord's consent; (c) if for any reason the term of the Prime Lease shall be terminated prior to the expiration date of the Sublease, the Sublease shall thereupon be automatically terminated, and Sublandlord shall not be liable to Subtenant by reason thereof, unless such termination shall have been affected because of the breach or default by Sublandlord under the Prime Lease not occasioned by any breach or default by Subtenant, but Subtenant shall be entitled whatever rights and remedies against the Prime Landlord that may be available to Sublandlord in connection with such termination, provided, however, that Subtenant shall receive from Sublandlord prompt notice of any default under the Prime Lease by , Sublandlord and Subtenant shall have the right to cure such default; (d) Subtenant acknowledges and agrees that in the event Subtenant fails to vacate the Premises when required hereunder, Sublandlord may incur damages under the terms of the Prime Lease. In such event, Subtenant agrees to indemnify and hold harmless Sublandlord from and against any and all costs, expenses and liabilities (including reasonable attorneys' fees) incurred by Sublandlord arising out of such failure.

     19.   (INTENTIONALLY DELETED)

     20. Sublandlord shall have no obligation or liability to Subtenant in the event that the Prime Landlord fails to perform any of its obligations under the Prime Lease, unless such failure arose as a result of Sublandlord's defaulting in the performance of any of Sublandlord's obligations under the Prime Lease beyond any applicable cure periods contained therein, and Subtenant shall look solely to the Prime Landlord for the performance of any such obligations.

     21. Any notice required to be given by either party to the other shall be in writing and shall be (a) delivered personally, and the giving of such notice shall be complete on the date of delivery; (b) sent by reputable overnight delivery service, and the giving of such notice shall be complete on the immediately succeeding business day after such notice is deposited with such delivery service, or (c) sent by United States registered or certified mail, postage prepaid, return receipt requested, and the giving of such notice shall be complete on the immediately succeeding second business day after such notice is deposited into the U.S. mail; at the following addresses:

           If to Sublandlord:
           Applied Innovation Inc.
           5800 Innovation Drive
           Dublin, OH 43016-3271
           ATTN: William H. Largent

           If to Subtenant:
           SciQuest, Inc.
           Enterprise Center II
           5151 McCrimmon Parkway, Suite 208
           Morrisville, NC 27560
           ATTN: Jim Scheuer

           With a copy to:
           Kathleen N. Worm
           Hutchison & Mason
           Suite 400
           4011 Westchase Boulevard
           Raleigh, NC 27607

           With a copy to Prime Landlord:
           Weeks Realty, L.P.
           c/o Weeks Corporation
           1800 Perimeter Park Drive
           Suite 200
           Morrisville, NC 27560
           ATTN: Robert G. Cutlip, Senior Vice President

Either party may change its address by written notice to the other.

     22. Sublandlord and Subtenant each represent and warrant to the other that it had no dealings with any broker or agent in connection with this Sublease except for Vector Properties, LLC and Corporate Realty Advisors. Sublandlord shall be responsible for payment of any and all fees payable to Vector Properties, LLC and Corporate Realty Advisors as a result of this Sublease.

     23. To the extent any terms or provisions of this Sublease are inconsistent with or shall conflict with any other terms or provisions of the Prime Lease, the terms and provisions of this Sublease shall control.

     24. This Sublease and the exhibits incorporated herein by reference set forth all of the agreements, covenants, representations and warranties of Sublandlord and Subtenant. No modification or amendment of this Sublease shall be binding or effective unless in writing signed by Sublandlord and Subtenant.

     IN WITNESS WHEREOF, the parties hereto have executed this Sublease the day and year first written above.

                                   APPLIED INNOVATION INC.

                                   By: /s/ William H. Largent
                                       -------------------------
                                   Name: William H. Largent
                                         -----------------------
                                   Its:  Senior Vice President
                                         -----------------------
                                   Date:  March 9, 1999
                                         -----------------------


                                   SCIQUEST, INC.

                                   By: /s/ James J. Scheuer
                                       -------------------------
                                   Name: James J. Scheuer
                                         -----------------------
                                   Its:  Chief Financial Officer
                                         -----------------------
                                   Date:  March 10, 1999
                                         -----------------------



                 (Remainder of page left intentionally blank)

CONSENT OF PRIME LANDLORD TO SUBLEASE
-------------------------------------

The Prime Landlord, Weeks Realty L.P., successor in interest to Perimeter Park West Associates Limited Partnership hereby consent to the sublease of the Premises under the terms and conditions set forth in this sublease dated as of March 11, 1999 by and between Applied Innovation Inc. and SciQuest. This Consent by Prime Landlord shall apply only to this Sublease and shall not be deemed to be consent to any other sublease or assignment by Sublandlord. The Prime Lease remains in full force and effect and the obligations of the Prime Landlord and the Sublandlord pursuant to the Prime Lease are not modified or extinguished by this Sublease.

The execution of this consent by Prime Landlord is not a release by Prime Landlord of Sublandlord of any of its duties and obligations under the Prime Lease.

                                    PRIME LANDLORD:

                                    WEEKS REALTY L.P.

                                    BY: WEEKS GP HOLDINGS INC.

                                    BY: /s/ Robert G. Cutlip
                                        -------------------------
                                        Robert G. Cutlip
                                        Senior Vice President

                 (Remainder of page left intentionally blank)

                                   EXHIBIT A

                             IMPROVEMENTS AND WORK

Sublandlord shall, at its sole cost and expense, on or before the commencement date of the Sublease perform the following improvements and work to the
Premises:

      (1)   Remove racking systems from the computer lab, except leaving in tact
(a) those racks which support the telecommunications systems, (b) the row of racking located adjacent to and parallel to the aforementioned telecommunications rack, (c) all tray components of said racking system

      (2) Removing all power drops in the computer lab, leaving in tact finished junction boxes in the plenum.

All other improvements and work to be performed in the Premises shall be performed by Subtenant at Subtenant's sole cost and expense and shall be performed in compliance with the ternis of the Prime Lease, including but not limited to obtaining prior approval of Prime Landlord and Sublandlord and possible removal of said improvements at the expiration of the Term.

                 (Remainder of page left intentionally blank)

EXHIBIT C

[LETTERHEAD OF WEEKS/LIGHTIN]

February 11, 1997

Mr. John Spiegel
Comptroller
Applied Innovation, Inc.
5800 Innovation Drive
Dublin, Ohio 43017

RE:  5151 McCrimmon Parkway
     Suite 208
     Morrisville, NC 27560

Dear Mr. Spiegel:

The undersigned hereby accepts the Premises under that certain Lease Agreement dated September 19, 1996, between Perimeter Park West Associates Limited Partnership and Applied Innovation, Inc. for approximately 24,143 square feet of space and confirms that the Commencement Date of said Agreement is February 10, 1997, with term ending on February 9, 2002.

Furthermore, it is hereby agreed that rent shall commence for this space on February 10, 1997.

Sincerely.

Dave Lindner
Vice President/Director of Leasing

ACKNOWLEDGED:

Tenant: APPLIED INNOVATION, INC.

By:    /s/ John Spiegel
   -------------------------
       John Spiegel
Title: Comptroller
Date:  2/19/97

cc:    Carol Wood
       Angela Braggs

EXHIBIT C

DUPLICATE ORIGINAL


                        LEASE AGREEMENT BY AND BETWEEN

              PERIMETER PARK WEST ASSOCIATES LIMITED PARTNERSHIP

                                      AND

                           APPLIED INNOVATION, INC.

TABLE OF CONTENTS

1.   PREMISES AND TERM.
2.   BASE RENT, TAXES, INSURANCE EXPENSE, CAM EXPENSE, AND SECURITY DEPOSIT.
3.   COMPLIANCE WITH LAWS AND USE.
4.   REPAIR AND MAINTENANCE.
5.   ALTERATIONS.
6.   SIGNS.
7.   INSPECTION.
8.   UTILITIES.
9.   ASSIGNMENT AND SUBLETTING.
10.  FIRE AND CASUALTY DAMAGE.
11.  LIABILITY.
12.  CONDEMNATION.
13.  HOLDING OVER AND TERMINATION.
14.  QUIET ENJOYMENT.
15.  EVENTS OF DEFAULT.
16.  REMEDIES.
17.  LANDLORD'S LIEN.
18.  MORTGAGES.
19.  MECHANIC'S LIENS.
20.  NOTICES.
21.  BROKER'S CLAUSE.
22.  LANDLORD'S LIABILITY.
23.  RULES AND REGULATIONS.
24.  HAZARDOUS MATERIALS.
25.  LANDLORD'S RIGHT TO SUBSTITUTE THE PREMISES.
26.  COVENANT OF TENANT.
27.  MISCELLANEOUS.
     EXHIBIT A- THE LAND
     EXHIBIT B- FLOOR PLAN
     EXHIBIT C- PLANS AND SPECIFICATIONS
     EXHIBIT C-1- PRELIMINARY PLANS AND SPECIFICATIONS
     EXHIBIT D- RULES AND REGULATIONS

                                LEASE AGREEMENT

THIS LEASE AGREEMENT (the "Lease"), is made and entered into as of the 19th day of September, 1996, by and between PERIMETER PARK WEST ASSOCIATES LIMITED PARTNERSHIP, a North Carolina limited partnership (the "Landlord"), and APPLIED INNOVATION, INC., a Delaware corporation (the "Tenant").

                             W I T N E S S E T H:
                             --------------------

1. PREMISES AND TERM.
   -----------------

     (a) PREMISES. In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, certain premises comprised of approximately 24,153 rentable square feet (the "Premises") in a building known as Enterprise Center II (the "Building") situated on certain land (the "Land") in the County of Wake, State of North Carolina, more particularly described on Exhibit A, attached hereto and incorporated herein by reference, together with all rights, privileges, easements, appurtenances and immunities belonging to or in any way pertaining to the Premises.

          Exhibit B. The Premises are leased by Tenant - "gas is", subject to the obligations of Landlord hereunder to perform certain leasehold improvements to the Premises in accordance with the Plans (as hereinafter defined). The taking of possession by Tenant shall be deemed conclusively to establish that the Premises and any improvements thereto are in good and satisfactory condition as of when possession was taken subject to those items set forth in a punchlist prepared by Landlord and Tenant and to any conditions set forth in the temporary certificate of occupancy issued by the Town of Morrisville for the Premises. Tenant further acknowledges that no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises have been made by Landlord, unless such representations or promises are expressly set forth in this Lease. within five days of the Commencement Date, Tenant shall, upon demand of Landlord, execute and deliver to Landlord a letter of acceptance of delivery of the Premises, acknowledging the Commencement and Termination Dates of this Lease.

          All upfit of the Premises shall be performed by Landlord in accordance with plans and specifications for the Premises (The "Plans") and in a good and workmanlike manner. The Plans shall reflect a turnkey upfit of the Premises by Landlord and are subject to the mutual approval of Landlord and Tenant, and upon the mutual approval of Landlord and Tenant and the pricing of the Plans, a copy of the final Plans shall be attached hereto and made a part hereof as Exhibit C. Each party hereto shall act in good faith and promptly to approve the Plans. Should either party hereto fail to respond to a written request for approval of any portion of the Plans within ten business days of a request therefor, that portion of the Plans shall be deemed approved. In the event a preliminary outline of the plans and specifications is attached hereto and made a part hereof as Exhibit C-1, Exhibit C-1 shall be null and void and of no further force and effect upon the mutual approval by the parties hereto of the final Plans, and the attachment of the final Plans as Exhibit C. Landlord shall provide Tenant with an upfit allowance for the Premises (the "Upfit Allowance") in an amount of up to $18.00 per rentable square foot of the Premises to perform the upfit in accordance with the Plans using standard building materials of Landlord. Any cost and expense incurred by Landlord in upfitting the Premises in excess of the Upfit Allowance, or any revisions to the Plans requested by Tenant that increase the cost of the upfit performed by Landlord hereunder once the Plans are mutually approved by Landlord and Tenant, shall be borne by Tenant (hereinafter collectively, the "Excess"). The Excess shall be borne by Tenant and payable by Tenant to Landlord within ten days of demand by Landlord to Tenant and provided that portion of the work applicable to the Excess has been completed by Landlord. Failure by Tenant to pay the Excess upon demand as aforesaid is an event of default hereunder, and in addition to all other remedies available to Landlord at law or in equity for such event of default, Landlord may recover from Tenant the cost it incurs in preparing the Premises for another tenant. Once the final Plans are attached to this Lease, any revisions to the Plans shall be approved by each of the parties hereto.

     (b) TERM.

          TO HAVE AND TO HOLD the same for a term of sixty months commencing on the date a temporary certificate of occupancy is issued for the Premises (the "Commencement Date"), and ending on the date that is sixty months thereafter, unless sooner terminated pursuant to the provisions hereof (the "Termination Date"). The Commencement Date and Termination Date shall be extended due to delays beyond the control of Landlord, including, but not limited to, unavailability of supplies and materials, permitting, acts of God, delays caused by Tenant, and/or inclement weather. Landlord shall use reasonable efforts to make the Premises available for occupancy by Tenant no later than June 1, 1997.

     (c) RIGHT TO TERMINATE.

          Provided there is no default or event of default on the part of Tenant hereunder (after applicable grace and cure periods, if any) at the time such rights are exercised or on the Effective Date (as hereinafter defined), Tenant shall have the right to terminate this Lease effective upon the last day of the thirty-sixth full calendar month during the term of this Lease (the "Effective Date") by (i) providing written notice to Landlord of its desire to terminate this Lease no later than the last day of the twenty-fourth month during the term of this Lease, and (ii) paying Landlord on or before the Effective Date a termination fee in an amount equal to the base rent that shall be due and payable for the third lease year of the term of this Lease, as reasonably determined by Landlord. Should Tenant fail to comply strictly with the aforesaid pre-conditions to its right to terminate, this right to terminate shall be null and void and of no further force and effect.

     (d) TEMPORARY SPACE.

          Until such time as Landlord shall deliver the Premises to Tenant for occupancy hereunder, Landlord shall make available to Tenant 6,150 rentable square feet of temporary space located at Building 1100, Perimeter Park, Morrisville, NC (the "Temporary Space"). Tenant shall lease the Temporary Space in accordance with the terms and provisions of this Lease except that
     (i) the term of the lease for the Temporary Space shall expire on the Commencement Date, (ii) Tenant shall pay Taxes, Insurance Expense, CAM Expense, all utilities and janitorial charges at the Temporary space in accordance with this Lease based upon the rentable square footage of the Temporary Space but shall not be required to pay base rent for the Temporary Space, (iii) Landlord shall provide no upfit of the Temporary Space, (iv) Tenant shall have no right to assign or sublease the Temporary Space; and (v) the term of the Lease for the Temporary Space shall terminate upon the receipt by Tenant of notice from Landlord (the "Landlord Notice") that Tenant must quit and vacate the Temporary Space; provided, however, Tenant shall not be required to vacate the Temporary Space until the date Landlord has notified Tenant that the Premises are ready for occupancy by Tenant.

     Upon its receipt of the Landlord Notice, Tenant shall vacate the Temporary Space in accordance with the provisions of the Landlord Notice. Should Tenant fail to vacate the Temporary Space in accordance with the provisions of the Landlord Notice, Landlord shall be entitled to all of its rights and remedies under the Lease for an event of default by Tenant, with no requirement that Landlord provide notice to Tenant or a cure period for its failure to vacate in accordance with the Landlord Notice.

2.   BASE RENT, TAXES, INSURANCE, CAM EXPENSE, AND SECURITY DEPOSIT.
     --------------------------------------------------------------

     (a) BASE RENT.

          Tenant agrees to make monthly payments of base rent to Landlord for the Premises ("base rent"), in advance, without demand, deduction or offset, in lawful money of the United States, in the amount of Eight and Twenty-Five Hundredths ($8.25) per rentable square foot of the Premises, commencing on the Commencement Date, and continuing on the first day of each and every month thereafter until the Termination Date. Rent payments for any fractional calendar month at the end or the beginning of the term of the Lease shall be prorated.

          Base rent shall be increased on each January 1 during the term of this Lease by increases in the Index. For purposes of this Lease:

          (i) The term "Index" shall mean the Consumer Price Index-United States City Average for all Urban Consumers (computed on the basis of 1982-84=100) issued and published by the Bureau of Labor Statistics of the United States Department of Labor. In the event that the Index ceases to use a 1982-84 base rate of 100 as the basis of calculation, or if a substantial change is made in the terms of or number of items contained in the Index, then the Index shall be adjusted to the figure that would have been arrived at had the manner of computing the Index in effect on the date of this Lease not been altered. if the Index is not available, the term Index shall mean (i) a successor or substitute index to the Index, appropriately adjusted; or (ii) if such a successor or substitute index is not available or may not lawfully be used for the purposes herein stated, a reliable government or other nonpartisan publication, selected by Landlord and approved by Tenant (approval shall not be unreasonably withheld or delayed) evaluating the information theretofore used in determining the Index.

          (ii)  The term "Base Index" shall mean the Index in effect for the
                          ----------
          month of the Commencement Date.

          (iii) The term "Current Index" shall mean the Index in effect for the
                          -------------
          month of December prior to each January 1 when an increase in base rent becomes effective.

          (iv) The base rent shall be adjusted as of January 1 during the term of this Lease to an amount equal to the product obtained by multiplying the base rent by a fraction, the numerator of which is the Current Index and the denominator of is the Base Index. For example, if the base rent is $10,000.00 per month, and the increase in the Index in lease year two is two percent, the base rent for lease year three shall be $10,200.00 per month.

          (v) Notwithstanding anything to the contrary contained in this Lease, in no event shall the base rent per rentable square foot for the Premises for any calendar year during the term of this Lease be less than the base rent per rentable square foot for the Premises for any previous calendar year.

     (b) TAXES.

          Beginning on the Commencement Date and continuing for the entire term hereof, Tenant shall pay to Landlord, as additional rental, Tenant's pro rata share of all taxes, assessments and governmental charges of any kind or nature whatsoever levied or assessed against the Land and the Building by any municipality, county, or other governmental agency (the "Taxes"), which shall be based upon the ratio of the square footage of the Premises to the total square footage of the Building. Tenant shall pay its pro rata share of the Taxes in advance in equal monthly installments in such amounts as are estimated for each year by Landlord at the beginning of each calendar year during the term, each such installment being made along with payments of base rent hereunder. Tenant's share of Taxes for the initial year of the term is estimated by Landlord to be $.64 per square foot per year, or $1,288.16 per month.

     (c) INSURANCE EXPENSE.

          Beginning on the Commencement Date and continuing for the entire term hereof, Tenant shall pay to Landlord, as additional rental, Tenant's pro rata share of the insurance premiums (the "Insurance Expense") for commercial general liability, and fire and extended coverage insurance on the Building and the Land, which shall be based upon the ratio of the square footage of the Premises to the total square footage of rentable space in the Building. Tenant shall pay its pro rata share of the Insurance Expense in advance in equal monthly installments in such amounts as are estimated by Landlord at the beginning of each calendar year during the term, each such installment being made along with payments of base rent hereunder. Tenant's pro rata share of the Insurance Expense for the initial year of the term is estimated by Landlord to be $.04 per square foot per year or $80.51 per month.

     (d) CAM EXPENSE.

          Beginning on the Commencement Date and continuing for the entire term hereof, Tenant shall pay to Landlord, as additional rental, Tenant's pro rata share of the cost to Landlord of all the costs and expenses of the operation, repair and maintenance of the Premises, the Building, its interior and exterior common areas, and driveways and parking areas, including, but not limited to, the costs of lawn maintenance, driveway and parking area maintenance for the Premises and for the streets and roadways providing access to-the Building and the Land, management and supervisory fees customary for this type of building in this geographic area, exterior lighting maintenance, snow removal, repair and maintenance of paved areas, cleaning supplies, miscellaneous building supplies, sweeper brushes, Tenant's share of supplies for materials used in common by all tenants of the complex in which the Premises are located, external paint for the Building, exterior and interior common area maintenance, elevator repair and maintenance, external plumbing for the Building, utility common areas, costs for exterior lighting and lighting in co insect and pest extermination, security guards for the complex in which the Premises are located, signs for the complex in which the Premises are located, fuel for vehicles and street sweepers used by Landlord in the complex in which the Premises are located, and miscellaneous maintenance expenses (hereinafter collectively, the "CAM Expense"). The pro rata share of Tenant for CAM Expense shall be based upon the ratio of the square footage of the Premises to the total square footage of rentable space in the Building. Tenant's pro rata share of the CAM Expense for the initial year of the term is estimated by Landlord to be $1.24 per square foot per year or $2,495.81.00 per month.

          To the extent, utilities and HVAC are separately metered and paid directly by Tenant to such utilities, CAM Expense shall not include a charge to Tenant for same. If CAM Expense includes charges to Tenant for HVAC and utilities, this charge shall not include usage by Tenant of utilities and HVAC beyond the hours of 8:00 AM to 6:00 PM, Monday Friday. Any usage by Tenant of HVAC and utilities at times other than the aforesaid hours shall be at the sole cost and expense of Tenant. Landlord shall bill Tenant directly for all such costs as a separate item of Additional Rent, and Tenant shall pay such amounts within fifteen days of receipt of demand for payment from Landlord, and the failure by Tenant to pay such costs in accordance with the demand made by Landlord shall be treated in the same manner under this Lease as a non-payment of base rent by Tenant with Landlord being afforded the same rights and remedies for such nonpayment.

     (e) RECONCILIATION OF EXPENSES.

          Landlord shall promptly notify Tenant of the total actual (i) Taxes assessed against the Land and the Building, (ii) Insurance Expense, and
     (iii) CAM Expense, attaching a copy of the tax or special assessment bill, the insurance invoice, or the calculation of CAM Expense, as applicable, and shall specify (i) Tenant's pro rata share thereof, and (ii) the excess, if any, of Tenant's pro rata share over Landlord's estimation for such calendar year. Tenant shall pay the excess amount so specified to Landlord within fifteen (15) days following receipt by Tenant of Landlord's letter. Failure by Tenant to pay Landlord such amount within the period designated shall constitute a non-payment of rent by Tenant and a default of Tenant's obligation under the Lease, and Landlord shall be entitled to all remedies provided for in this Lease upon default in payment of rent. If the first year for which Tenant's pro rata share of Taxes, Insurance Expense, or CAM Expense (hereinafter collectively, the "Expenses") are due or the final year of the term hereof do not coincide with the calendar year, Tenant's pro rata share of Expenses for the portion of that year shall be prorated according to the number of months during which Tenant was in possession of the Premises. In the event Landlord's estimation of Expenses shall exceed the actual amount of Expenses, the amount paid by Tenant for such year shall be adjusted between Landlord and Tenant and Tenant shall receive a credit against the next due installment of rent hereunder in such excess amount unless this Lease has expired or been otherwise terminated, in which event Landlord shall pay to Tenant such excess amount within fifteen (15) days following receipt by Tenant of Landlord's letter.

     (f) SECURITY DEPOSIT.

          Tenant shall pay to Landlord on or before the execution date hereof the sum of one month's base rent to be held by Landlord as security for the performance by Tenant of all obligations imposed on Tenant pursuant to this Lease (hereinafter the "security deposit"). Landlord shall not be required to apply all or any portion of the security deposit with respect to any particular violation or default by Tenant but Landlord may apply all or any portion of the security deposit to any violation, breach, or default by Tenant hereunder after applicable grace and notice periods, if any. LANDLORD SHALL DEPOSIT THE SECURITY DEPOSIT IN AN INTEREST BEARING ESCROW ACCOUNT, WITH ALL INTEREST ACCRUED THEREON TO BE FOR THE BENEFIT OF LANDLORD. Tenant shall reimburse Landlord for such portions of the security deposit as Landlord shall from time to time apply with respect to any violation, breach, or default by Tenant hereunder promptly upon written notice of such application by Landlord. Any portion of the security deposit which has not been appropriated by Landlord in accordance with the provisions hereof shall be returned to Tenant upon the termination of this Lease.

          If Landlord conveys Landlord's interest under this Lease, the security deposit, or any part thereof not previously applied, may be released by Landlord to Landlord's grantee, and if so released, Tenant agrees to look solely to such grantee for the proper application and return thereof in accordance with the terms of this section 2. Tenant agrees that Tenant will not assign, and that neither Landlord, nor its successors and assigns, shall be bound by any such assignment, encumbrance or pledge, attempted assignment, attempted pledge, or attempted encumbrance of the security deposit.

          Any mortgagee or ground lessor shall not be responsible to Tenant for the return or application of the security deposit, whether or not it succeeds to the position of Landlord hereunder, unless the security deposit shall have been received in hand by such mortgagee or ground lessor.

     (g) PROVISIONS TO SURVIVE LEASE TERMINATION.

          Any unperformed obligations of Tenant under this Section 2 shall survive the termination of the Lease, for whatever reason, or any extension or renewal hereof.

3. COMPLIANCE WITH LAWS AND USE.

     (a) The Premises shall be used only for the following purposes: design and preparation of computer programs and general office use related thereto. Tenant shall conduct no activity that will result in the discharge of harmful gases, affluents or other wastes or toxic substances, outside storage, including, without limitation, trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant shall at its sole cost and expense obtain any and all licenses and permits necessary for its use of the Premises. Tenant shall comply with all governmental laws, ordinances and regulations relating to the use of the Premises by Tenant, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to permeate in or emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the Building or unreasonably interfere with their respective premises. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive, inflammable, combustible, corrosive, caustic or poisonous except in the ordinary course of the business of Tenant and in compliance with all applicable laws, statutes, regulations, and ordinances. Tenant will not permit the Premises to be used for any purpose or in any manner (including, without limitation, any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits. Tenant shall give notice to Landlord immediately upon the occurrence of any accident in the Premises or upon Tenant's discovery of any defects thereon or in any fixtures or equipment located therein or upon the occurrence of any emergency in the Premises or the Building.

     (b) Tenant, at its expense, in its use of the Premises and in making any alterations, renovations, upfit or modifications of the Premises shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction relating to the use, condition and occupancy of the Premises, including, but not limited to, the provisions of the Americans with Disabilities Act of 1990, as amended, and with recorded covenants, conditions and restrictions applicable for the Land and Building, if any.

     (c) Landlord shall insure that as of the Commencement Date, the construction of the Premises for general office use shall comply with all applicable laws, statutes, regulations, and ordinances.

4. REPAIRS AND MAINTENANCE.

     (a) Landlord shall at its expense maintain, repair and replace only the roof, downspouts, gutters, foundation, utility lines located outside the Premises and the structural soundness of the exterior walls of the Building in good repair, reasonable wear and tear excepted. Subject to Paragraph 10(f) below, Tenant shall repair, replace and pay for, any damage to the foregoing caused by the negligence of

     Tenant or Tenant's employees, agents or invitees, or caused by Tenant's default hereunder. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect.

     (b) Tenant shall at its own cost and expense maintain, repair and replace all parts of the Premises (except those for which Landlord is expressly responsible under the terms of this Lease) in good condition, reasonable wear and tear excepted, promptly making all necessary repairs and replacements, including, but not limited to, windows, glass and plate glass, doors, any special office entry, interior walls, finish work, floors and floor covering, heating and air conditioning systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures and regular removal of trash and debris. The foregoing notwithstanding, Tenant shall not be obligated to repair any casualty covered by the insurance to be maintained by Landlord pursuant to subparagraph 10(a) below.

     (c) If either party hereto shall fail to fulfill its obligations under this paragraph, the other party hereto may enter upon the area of the Building or the Premises as required to conduct the obligations of the defaulting party, and shall be entitled to reimbursement from the defaulting party for its actual costs and expenses in conducting such obligations. The defaulting party shall reimburse the other party hereto for its actual costs and expense promptly upon demand made by the other party hereto. The provisions of this subparagraph shall not be interpreted to obligate either party hereto to conduct obligations of the other party hereto.

     (d) Tenant shall enter into a maintenance contract providing for the periodic maintenance of all hot water, heating and air conditioning systems and units in the Premises, and removal and replacement of filters, and shall enter into a janitorial contract providing for the daily cleaning of the Premises. These contracts shall be with parties and upon such terms and conditions as shall be reasonably approved by Landlord. Tenant shall provide Landlord a copy of such contracts within five days of the execution of this Lease.

     (e) Tenant shall not damage any demising wall of the Building, or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invitees, subject to the provisions of Paragraph 10(f) below.

     (f) Tenant and its employees, customers and licensees shall have the non-exclusive right to use the parking areas, and common areas in the Building as may be designated by Landlord in writing, subject to reasonable rules and regulations as Landlord may from time to time prescribe and subject to rights of ingress and egress of other tenants. Parking shall be available at the Building at a ratio of no less than four parking spaces per every 1,000 rentable square feet. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties. Landlord may require, at its option, in its sole discretion, that Tenant, its employees, invitees, and visitors use certain numbered spaces to be designated by Landlord.

5. ALTERATIONS.

     (a) Tenant shall not make any alterations, additions or improvements to the Premises (including, but not limited to, roof and wall penetrations) without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner, erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character or structure of the Premises or improvements and without overloading or damaging the Premises or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. Tenant shall not make any alterations, additions or improvements to the Premises which will contravene Landlord's policies insuring against loss or damage by fire or other hazards, including but not limited to commercial general liability, or which will prevent Landlord from securing such policies in companies acceptable to Landlord. If any such alterations, additions or improvements cause the rate of fire or other insurance on the Premises by companies acceptable to Landlord to be increased beyond the minimum rate from time to time applicable to the Premises for permitted uses thereof, Tenant shall pay as additional rent the amount of any such increase promptly upon demand by Landlord.

     (b) Any and all alterations, additions, improvements, partitions and fixtures erected by Tenant shall be the property of Landlord and shall remain at the Premises upon termination of the Lease or upon earlier vacating of the Premises. All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this Lease provided such removal may be accomplished without damage to the Premises or to the primary structure or structural qualities of the Building and other improvements situated on the Premises. Tenant shall repair any damage to the Premises, or to the Building as a result of any alteration, addition, improvement, or repair to the Premises, or the removal of personal property or trade fixtures by Tenant, its employees, agents, invitees, or contractors. Should Tenant fail to conduct any such repair within ten days of written notice from Landlord, Landlord may, at its option, perform same, and Tenant shall remit payment to Landlord for the actual cost and expense incurred by Landlord in effecting such repair immediately upon demand.

6. SIGNS. Tenant shall have the right to install signs upon the Premises only when first approved in writing by Landlord, which approval shall not be unreasonably withheld, and subject to any applicable governmental laws, ordinances, regulations and other requirements. Tenant shall remove all such signs upon the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Premises, and Tenant shall repair any injury or defacement, including, without limitation, discoloration of the Building caused by such installation and/or removal.

7. INSPECTION. Landlord and Landlord's agents and representatives shall have the right to enter and inspect the Premises at any reasonable time during business hours, upon reasonable prior notice (except in the event of an emergency when no notice shall be required), for the purpose of ascertaining the condition of the Premises or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease or in order to show the Premises to any prospective purchaser or lender. During any entry by Landlord or its agents or employees on the Premises, all such persons shall act in a manner so as not to disrupt the business of Tenant. During the period that is six (6) months prior to the end of the term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours for the purpose of showing the Premises to any prospective tenant and shall have the right to erect on the Land a suitable sign indicating the Premises are available. Tenant shall schedule with Landlord at least sixty (60) days prior to vacating the Premises a time mutually agreeable to the parties hereto for a joint inspection of the Premises prior to vacating. In the event of Tenant's failure to give notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibilities for repairs and restoration.

8. UTILITIES. Landlord agrees to provide at its cost, all utility line connections into the Premises. Tenant shall pay all charges for all water, electrical, telephone, sewer, and other utilities or services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto. Tenant shall also pay for any utility maintenance charges and shall furnish all electric light bulbs and tubes required for the Premises. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion as determined by Landlord of all charges jointly metered with other tenants of the Building. Landlord shall in no event be liable for any interruption or failure of utility services on the Premises, unless caused by the negligence of Landlord in maintaining utility connections into the Building but in any such event Landlord shall be liable only for the cost to repair and restore any such services.

9. ASSIGNMENT AND SUBLETTING. Tenant shall not sublet the Premises or the interest of Tenant therein in whole or in part, or assign this Lease or the interest of Tenant therein in whole or in part, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Further, Tenant may not sell, lien, or encumber its interest in this Lease or assign or delegate the management or permit the use or occupancy of the Premises in whole or in part by anyone other than Tenant without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion. Landlord and Tenant acknowledge and agree that the foregoing provisions have been freely negotiated by the parties hereto and that Landlord would not have entered into this Lease without Tenant's consent to the terms of this Paragraph 9.

     No assignment, transfer, mortgage, sublease or other encumbrance, whether or not approved, and no indulgence granted by Landlord to any assignee or subtenant, shall in any way impair the continuing primary liability (which after an assignment shall be joint and several with the assignee) of Tenant hereunder, and no approval in a particular instance shall be deemed to be a waiver of the obligation to obtain Landlord's approval in any other case. If for any approved assignment or sublease Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the base rent hereunder, or in case of a sublease of part of the Premises, in excess of the portion of such rent fairly allocable to such part, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account, Tenant shall pay to Landlord as additional rent the full excess of each such payment of rent or other consideration received by Tenant promptly after its receipt.

     Notwithstanding any provision of this Lease to the contrary, should Tenant receive consent from Landlord to sublease or assign its interest in the Premises and seek to sublease or assign its interest in the Premises in accordance with this paragraph, Tenant shall not use the name of Landlord, any insignia of Landlord, or any likeness of the Building in any of its advertising for such sublease or assignment.

10.  FIRE AND CASUALTY DAMAGE.

     (a) Landlord agrees to maintain standard fire and extended coverage insurance for the Building in an amount not less than 80% (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the "replacement cost" thereof as such term is defined in the Replacement Cost Endorsement to be attached thereto, insuring against special causes of loss, including, the perils of fire, and lightning, such coverages and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the State of North Carolina. Subject to the provisions of subparagraphs 10(c), 10(d), 10(e), and 10(f) below, such insurance shall be for the sole benefit of Landlord and under its sole control.

     (b) If the Premises should be damaged or destroyed by any peril covered by the insurance to be provided by Landlord under subparagraph 10(a) above, Tenant shall give immediate written notice thereof to Landlord.

     (c) If the Premises should be totally destroyed by any peril covered by the insurance to be provided by Landlord under subparagraph 10(a) above, or if they should be so damaged thereby that rebuilding or repairs cannot in Landlord's estimation be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage, and any prepaid rent shall be refunded to Tenant in proportion to the portion of the Premises damaged and unusable.

     (d) If the Premises should be damaged by any peril covered by the insurance to be provided by Landlord under subparagraph 10(a) above, but only to such extent that rebuilding or repairs can, in Landlord's estimation, be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall not terminate, and Landlord shall, at its sole cost and expense, thereupon proceed with reasonable diligence to rebuild and repair the Premises to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances, as determined by Landlord.

     (e) Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder thereafter accruing shall cease and terminate, and any prepaid rent shall be refunded to Tenant in proportion to the portion of the Premises damaged and unusable.

     (f) Each of Landlord and Tenant hereby waives all rights to recover against each other or against any other tenant or occupant of the Building, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees, or business visitors of each other or of any other tenant or occupant of the Building, for any loss or damage arising from any cause covered by any insurance required to be carried by each of them pursuant to this Lease, or any other insurance actually carried by either of them. Landlord and Tenant shall cause their respective insurers to issue waiver of subrogation rights endorsements to all policies of insurance carried in connection with the Building ,or the Premises or the contents of either of them, and any cost for the issuance of such endorsements shall be borne by the original insured under such policies.

     (g) The obligation of Landlord in this paragraph 10 to repair and restore the Premises and the Building as provided herein, does not include an obligation of Landlord to repair the fixtures, equipment, or personal property of Tenant, which Tenant shall insure for its benefit, and Tenant shall have the obligation to repair and restore in the event of a casualty or other loss.

     (h) The period of time within which repair and restoration of the Premises must be completed shall be extended due to delays due to or resulting from
     (i) force majeure, (ii) inclement weather, (iii) acts or omissions of Tenant (iv) permitting or licensing, or (v) reasons beyond the reasonable control of Landlord.

     (i) In the event Landlord shall choose to repair and rebuild the Premises under subparagraphs (c) and (d) above and Landlord shall fail to complete such repairs within the 200-day period provided above, with such time period extended due to force majeure, due to delays beyond the reasonable control of Landlord, and due to delays caused by Tenant (collectively, the "Excused Delays"), Tenant shall have the right to terminate this Lease by written notice to Landlord received by Landlord no later than ten days after the end of the 200 day period plus any Excused Delays.

     (j) If, during the last six months of the term of this Lease, the Premises should be totally destroyed by any peril covered by the insurance to be provided by Landlord under subparagraph 10(a) above, or if they should be so damaged thereby that rebuilding or repairs cannot in Landlord's estimation be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, and provided there is no default or event of default by Tenant hereunder, Tenant shall have the right to terminate this Lease upon written notice to Landlord provided such notice is received by Landlord within fifteen days of such damage or destruction.

11. LIABILITY. Landlord shall not be liable to Tenant or Tenant's employees, agents, officers, partners, licensees or invitees, or to any other person whomsoever, for any damage to property on or about the Premises belonging to Tenant or any other person, due to any cause whatsoever, unless caused by the willful or intentional misconduct of Landlord.

     Tenant hereby covenants and agrees that it will at all times indemnify, defend (with counsel reasonably approved by Landlord) and hold safe and harmless Landlord (including, without limitation, its trustees and beneficiaries if Landlord is a trust), and Landlord's agents, employees, patrons and visitors from any loss, liability, claims, suits, costs, expenses, including without limitation attorney's fees and damages, both real and alleged, incurred by Landlord, its agents, employees, officers, partners, invitees, or licensees arising out of or resulting from of the occupancy by Tenant of the Premises, a breach by Tenant of any provision of this Lease, or the conduct by Tenant of its business in the Building, unless caused by the negligence of Landlord, its agents, employees, or contractors.

     Landlord hereby covenants and agrees that it will at all times indemnify, defend (with counsel reasonably approved by Tenant) and hold safe and harmless Tenant (including, without limitation, its trustees and beneficiaries if Tenant is a trust), and Tenant's agents, employees, patrons and visitors from any loss, liability, claims, suits, costs, expenses, including without limitation attorney's fees and damages, both real and alleged, incurred by Tenant, its agents, employees, officers, partners, invitees, or licensees arising out of or resulting from of the occupancy by Landlord of the Premises, a breach by Landlord of any provision of this Lease, or the conduct by Landlord of its business in the Building and on the Land, unless caused by the negligence of Tenant, its agents, employees, or contractors.

     Tenant shall procure and maintain throughout the term of this Lease a policy or policies of insurance, at its sole cost and expense, naming Landlord as an additional insured, and insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with: (i) the Premises; (ii) the condition of the Premises; (iii) Tenant's operations in and maintenance and use of the Premises; (iv) the equipment, personal property and fixtures of Tenant located on the Premises; (v) any interruption in the conduct of the business of Tenant on the Premises; (v) Tenant's liability assumed under this Lease, and such other kinds of insurance as Landlord shall reasonably request. The limits of coverage maintained by Tenant for (i) commercial general liability shall be not less than $5,000,000.00 with respect to each occurrence, not less than $5,000,000.00 with respect to personal injury or death of a single person, not less than $5,000,000 general aggregate, and not less than $5,000,000.00 with respect to products completed operations aggregate, (ii) for business interruption insurance shall be not less than coverage for actual loss, and (iii) for replacement of the equipment, personal property and fixtures of Tenant shall be not less than full replacement value.

     All such policies shall be procured by Tenant from responsible insurance companies reasonably satisfactory to Landlord. Certificates or certified copies of such policies, together with receipt evidencing payments of premiums thereof, shall be delivered to Landlord prior to the Commencement Date. Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of the renewals thereof or certificates in form reasonably satisfactory to Landlord (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days prior written notice shall be given to Landlord before such policy may be canceled or changed to reduce insurance provided thereby.

12.  CONDEMNATION.

     (a) If the whole or any substantial portion of the Premises, the Building or the Land should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises by Tenant for the purposes provided herein, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of the Premises shall occur, and any prepaid rent shall be refunded to Tenant in proportion to the portion of the Premises damaged and unusable.

     (b) If a portion of the Premises, the Building or the Land shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the use by Tenant of the Premises is not materially interfered with, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced in an amount that shall be reasonable under all of the circumstances.

     (c) In the event of any such taking or private purchase in lieu thereof, Landlord shall be entitled to receive and retain all awards as may be awarded in any condemnation proceedings other than those specifically awarded Tenant for a taking of Tenant's personal property, loss of business and moving expenses, and the portion of the leasehold improvements paid for by Tenant.

13.  HOLDING OVER AND TERMINATION.

     (a) Tenant shall upon the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord without the requirement of notice by Landlord to Tenant of the termination of this Lease, nor any grace or cure period should Tenant fail to yield up immediate possession to Landlord. Unless the parties hereto shall otherwise agree in writing, if Landlord agrees in writing that Tenant may hold over after the expiration or termination of this Lease, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than five (5) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time upon demand, as rental for the period of any hold over, an amount equal to one and one-half (1-1/2) the rent in effect on the termination date, computed on a daily basis for each day of the hold over period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this Paragraph 13 shall not be construed as Landlord's consent for Tenant to hold over.

     (b) Upon the termination of this Lease for whatever reason, Tenant shall quit and immediately surrender the Premises to Landlord, broom clean, in good order and condition with all repairs and maintenance required by Tenant hereunder having been performed, ordinary wear and tear and casualty loss excepted, and Tenant shall remove its personal property from the Premises in accordance with this Lease. Should any of the personal property or trade fixtures of Tenant remain upon the Premises after the Termination Date, all such property shall be deemed abandoned by Tenant, and Landlord may remove same at the cost and expense of Tenant with no liability to Tenant therefor, and Tenant hereby releases Landlord from all liability therefor.

14. QUIET ENJOYMENT. Landlord covenants that it now has, or will acquire before Tenant takes possession of the Premises, good title to the Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, deed of trust(s), or mortgage(s) of record, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. In the event this Lease is a sublease, then Tenant agrees to take the Premises subject to the provisions of the prior leases. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord, or its successors in interest, subject to the terms and provisions of this Lease.

15. EVENTS OF DEFAULT. The following events shall be deemed to be events of default by Tenant under this Lease:

     (a) Tenant shall fail to pay any installment of the rent herein reserved, or payment with respect to taxes hereunder, or any other payment or reimbursement to Landlord required herein, within five (5) days of when due; provided, however, Landlord shall provide Tenant written notice of a default under this subparagraph (a) but shall not be obligated hereunder to do so more than once in any twelve month period.

     (b) Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

     (c) Tenant shall file a petition under any section or chapter of the Bankruptcy Reform Act, as amended or under any similar law or statute of the United States or any state thereof, and is not discharged within sixty days of filing; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

     (d) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant and is not discharged within sixty days of appointment.

     (e) Tenant shall desert or vacate all or a portion of the Premises and fail to maintain the neat and orderly appearance of the Premises.

     (f) Tenant shall fail to yield up immediate possession of the Premises to Landlord upon termination of this Lease.

     (g) Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the provisions of subparagraphs (a), (b), (c), (d), (e) and (f) of this Paragraph 15), and shall not cure such failure within twenty (20) days after written notice thereof to Tenant; provided, however, in the event

     Tenant is acting in good faith and diligently to effect a cure, Landlord shall act reasonably to provide such additional time as shall be necessary to complete such cure.

16. REMEDIES. Upon the occurrence of any event of default in Paragraph 15 hereof, Landlord shall have the option to pursue any remedy at law or in equity, including, but not limited to, one or more of the following remedies without any notice or demand whatsoever:

     (a) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearage in rent, enter upon and take possession of the Premises and expel and remove Tenant and any other person who may be occupying the Premises or any part thereof, with or without judicial approval, by any legal means necessary, without being liable for prosecution or any claim of damages therefor; secure the Premises against unauthorized entry; and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise.

     (b) Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, with or without judicial approval, by any legal means necessary, without being liable for prosecution and receive the rent thereof; secure the Premises against unauthorized entry; store any property located on the Premises at the expense of the owner thereof and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting. In the event Landlord is successful in reletting the Premises at a rental in excess of that agreed to be paid by Tenant pursuant to the terms of this Lease, Landlord and Tenant each mutually agree that Tenant shall not be entitled, under any circumstances, to such excess rental, and Tenant does hereby specifically waive any claim to such excess rental.

     (c) Enter upon the Premises, with or without judicial approval, by any legal means necessary, without being liable for prosecution or any claim for damages therefor, secure the Premises against unauthorized entry, remove all property of Tenant from the Premises and store it at the cost and expense of Tenant, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

     (d) Accelerate and demand the payment of all base rent and other charges due and payable hereunder over the term of this Lease which shall be discounted to present value as reasonably determined by Landlord.

     In connection with the exercise of its remedies under this Lease, Landlord shall act in a commercially reasonable manner to mitigate its damages.

     In the event Tenant fails to pay any installment of base rent or additional rent hereunder within fifteen days of the due date of such installment, Tenant shall pay to Landlord on demand a late charge in an amount equal to four percent (4%) of such installment to help defray the additional cost to Landlord for processing such late payment. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay any and all reasonable attorneys' fees so incurred.

     Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law or equity, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by Landlord or its agents during the term hereby granted shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of the Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing, and no receipt of money by Landlord from Tenant after the termination of this Lease or after service of any notice or after the commencement of any suit or after final judgment for possession of the Premises shall reinstate, continue or extend the term of this Lease or affect any such termination, notice, suit or judgment, unless landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default.

17.  [INTENTIONALLY DELETED.]

18. MORTGAGES. Tenant accepts this Lease subject and subordinate to any mortgage(s) and/or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon; provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee or trustee for the purpose of further subjecting and subordinating this Lease to the lien of any such mortgage or deed to trust. Landlord shall use reasonable efforts to provide Tenant with a subordination, attornment and nondisturbance agreement in customary form whereby the lender under the deed of trust encumbering the Building agrees not to disturb the interest of Tenant under this Lease so long as there is no default hereunder by Tenant. The form and substance of the nondisturbance agreement will be reasonably acceptable to the lender and Tenant.

19. MECHANIC'S LIENS. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished at the request of Tenant in connection with any work performed on the Premises at the request of Tenant on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of Landlord in the Premises or under the terms of this Lease.

20. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations, or other requirements with reference to the sending, mailing, or delivery of any notice by Landlord to Tenant or with reference to the sending, mailing, or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

     (a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address first hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligations to pay rent and any other amounts to Landlord under the terms and of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

     (b) Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when:

          (i)    deposited in the United States Mail, postage prepaid;

          (ii) sent by federal express or other nationally recognized overnight courier, charges prepaid; or

          (iii) sent by Certified or Registered Mail, return receipt requested, postage prepaid, and addressed to the parties hereto at the respective addresses set out below, or at other such addresses as they have heretofore specified by written notice delivered in accordance therewith.


                    LANDLORD:

                    Perimeter Park West Associates
                    Limited Partnership c/o Lichtin Properties, Inc. 1800 Perimeter Park Drive Suite 200
                    Morrisville, North Carolina 27560
                    Attention: Mr. Harold S. Lichtin

                    With a copy to:

                    Alan H. Peterson, Esq.
                    Kennedy Covington Lobdell & Hickman, L.L.P.
                    Two Hanover Square Building
                    Fayetteville Street Mall, 24th Floor
                    Raleigh, North Carolina 27602

                    Dave Lindner
                    c/o Lichtin Properties, Inc.
                    1800 Perimeter Park Drive Suite 200
                    Morrisville, North Carolina 27560

                    TENANT:

                    Applied Innovation, Inc.
                    5800 Innovation Drive
                    Dublin, Ohio 43016 - 3271

                    With a copy to:

                    Curtis A. Loveland, Esq.
                    Porter, Wright, Morris & Arthur
                    41 South High Street
                    Columbus, Ohio 43215

     If and when included within the term "Landlord", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant, as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively, shall be deemed to have received notices in accordance with the provisions of this paragraph with the same effect as if each had received such notice.

21. BROKER'S CLAUSE. Tenant warrants and represents to Landlord that it has had no dealings with any real estate broker or agent in connection with this Lease other than Koll/Lichtin, and Tenant covenants to pay, hold harmless, and indemnify Landlord from and against any and all costs, expenses, liabilities (including reasonable attorneys' fees), causes of action, claims or suits in connection with any compensation, commission, fee, or charges claimed by any other real estate broker or agent with respect to this Lease or the negotiation thereof, arising out of any act of Tenant. Landlord warrants and represents to Tenant that it has had no dealings with any real estate broker or agent in connection with this Lease other than Koll/Lichtin, and Landlord covenants to pay, hold harmless, and indemnify Tenant from and against any and all costs, expenses, liabilities (including reasonable attorneys' fees), causes of action, claims or suits in connection with any compensation, commission, fee, or charges claimed by any other real estate broker or agent with respect to this Lease or the negotiation thereof, arising out of any act of Landlord.

22. LANDLORD'S LIABILITY. Notwithstanding anything to contrary contained in this Lease, Tenant agrees and understands that Tenant shall look solely to the estate and property of Landlord in the Building and the Land for the enforcement of a judgment (or other judicial decree) requiring the payment of money by Landlord to Tenant by reason of default or breach of Landlord in performance of its obligations under this Lease, it being intended that there will be absolutely no personal liability on the part of Landlord, its successors and assigns with respect to any of the terms, covenants, and conditions of this Leases, and no other assets of Landlord or of Landlord's partners, if any, shall be subject to levy, execution, attachment or any other legal process for the enforcement or satisfaction of the remedies pursued by Tenant in the event of such default or breach, this exculpation of liability to be absolute and without exception whatsoever; provided, however if Landlord has sold the Building and Land prior to the entry of any judgment against Landlord on behalf of Tenant and if there is a lawsuit pending against Landlord on behalf of Tenant at the time of such sale or transfer, Landlord shall be liable to Tenant in an amount equal to the amount of equity received by Landlord from the sale of the Building and the Land.

23. RULES AND REGULATIONS. Tenant shall fully comply with the Rules and Regulations attached hereto as Exhibit D and made a part hereof and any and all modifications thereof, or amendments thereto. Landlord shall provide Tenant at least thirty days prior written notice of any amendments or modifications to the Rules and Regulations, and shall act to enforce the Rules and Regulations in a uniform and nondiscriminatory manner.

24.  HAZARDOUS MATERIALS.

     (a) Tenant agrees that it will not release, discharge, place, hold, or dispose of any Hazardous Material (as hereinafter defined) on, under or at the Premises, in the Building, or on the Land, and that it will not use the Premises, the Building, the Land, or any other portion thereof as a site for the treatment, storage, or disposal (whether permanent or temporary) of any Hazardous Material except in the ordinary course of the business of Tenant and in compliance with all applicable laws, statutes, ordinances, and regulations. Tenant further agrees that it will not cause or allow any asbestos to be incorporated into any improvements or alterations which Tenant makes or causes to be made to the Premises, or the Building.

     (b) Tenant hereby agrees to indemnify, defend (with counsel reasonably approved by Landlord) and hold harmless Landlord of from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including without limitation, court costs and attorneys' fees at all tribunal levels) which at any time or from time to time may be paid, incurred or suffered by, or asserted against Landlord for, with respect to, or as a direct or indirect result of (i) any breach by Tenant of the provisions of this Paragraph, or (ii) as a direct or indirect result of the acts or omissions of Tenant or any agent, employee, invitee, licensee, or independent contractor of Tenant, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, or release from, onto, or into the Premises, the Building, the Land, the atmosphere, or any watercourse, body of water, or groundwater, of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or any other Federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material); and the provisions of and undertakings and indemnification set forth in this paragraph shall survive the termination or expiration of this Lease, for any reason, and shall continue to be the liability, obligation and indemnification of Tenant, binding upon Tenant forever. The provisions of the preceding sentence shall govern and control over any inconsistent provision of this Lease.

     (c) For purposes of this Lease, "Hazardous Material" means and includes any hazardous or toxic substance, pollutant, contaminant, gas, or petroleum product defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, any so-called "Superfund" or "Superlien", law, the Toxic Substances Control Act, as amended, or any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect, or any other hazardous, toxic or dangerous, waste, substance or material, gas or petroleum product, and "Applicable Laws" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, any so-called "Superfund" or "Superlien", law, the Toxic Substances Control Act, as amended, or any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect, or any other hazardous, toxic or dangerous, waste, substance or material, gas or petroleum product.

     (d) Tenant shall provide Landlord with a list of any and all Hazardous Materials released, discharged, placed, held, or disposed of on the Premises, and certification to Landlord of compliance by Tenant with all Applicable Laws, within ten days of a request therefor by Landlord.

     (e) Landlord shall indemnify, defend (with counsel reasonably approved by Landlord) and hold harmless Tenant of from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including without limitation, court costs and attorneys' fees at all tribunal levels) which at any time or from time to time may be paid, incurred or suffered by, or asserted against Tenant with respect to the presence of Hazardous Materials on the Premises and not caused by Tenant, its employees, agents, invitees, licensees, or independent contractors. The provisions of this subparagraph (e) shall survive the termination or expiration of this Lease, for any reason, and shall continue to be the liability, obligation and indemnification of Landlord, binding upon Landlord forever. The provisions of the preceding sentence shall govern and control over any inconsistent provision of this Lease.

25. LANDLORD'S RIGHT TO SUBSTITUTE THE PREMISES. At any time after the date on which Landlord shall have delivered possession of the Premises to Tenant in accordance with this Lease but only once during the term of this Lease, and in the event that Landlord shall elect to devote all or a portion of the Premises to use by another existing or prospective tenant, Landlord shall have the right to substitute for the Premises other comparable space in the Building (the "Substitute Premises") by written notice delivered to Tenant not less than ninety (90) days nor more than one hundred twenty (120) days prior to the date set forth in said notice as the effective date (the "Substitution Date") for such substitution. The Substitution Date shall be the date upon which Tenant shall open for business in the Substitute Premises. Such written notice shall include a floor plan identifying the Substitute Premises which premises shall have a rentable square footage equal to or greater than the Premises (but at no greater base rent charge) and shall be similar in configuration, and Tenant shall have the right to reasonably approve the Substitute Premises. Tenant shall submit Tenant's Plans and Specifications for the Substitute Premises for Landlord's review and approval within thirty days of its receipt of notice from Landlord concerning the Substitute Premises. Landlord shall, promptly after Tenant assumes occupancy of the Substitute Premises and provided that Tenant is not then in default of any of its obligations under the Lease, reimburse Tenant for any reasonable costs and expenses incurred by Tenant in connection with the substitution hereunder. From and after the Substitution Date, the term Premises shall be deemed to mean the Substitute Premises for all purposes under the Lease.

26. COVENANT OF TENANT. If Landlord encounters difficulties in negotiating permanent or construction financing for the Building, and after using its best efforts is unable to resolve those difficulties without obtaining minor modifications to this Lease, Tenant will act in good faith to execute an amendment to this Lease, but this agreement on the part of Tenant will not require Tenant to make any changes that in Tenant's reasonable judgment alter the term hereof, or adversely affect any substantive right of Tenant, whether legal or economic.

27.  MISCELLANEOUS.

     (a) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

     (b) The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease. Each party agrees to furnish to the other, promptly upon demand, a resolution, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

     (c) The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

     (d) Tenant agrees from time to time, within ten (10) business days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating, if true, that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease and such other matters pertaining to this Lease as may be reasonably requested by Landlord. It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease.

     (e) This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

     (f) All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including, without limitation, all payment obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the term hereof, and prior to Tenant's vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises, including, without limitation, all heating and air conditioning systems and equipment therein, in good condition and repair, normal wear and tear and casualty loss excepted. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums payable during the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this Paragraph 26(f).

     (g) In the event of a transfer by Landlord of its interest in the Premises, the transferring Landlord shall be released from all obligations and liabilities under the terms of this Lease subsequent to the date of such transfer. In the event a transferee shall agree to assume the obligations and liabilities of Landlord under the Lease prior to the date of the transfer, Landlord shall be released from all obligations and liabilities under the Lease.

     (h) If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

     (i) Because the Premises are on the open market and are presently being shown, this Lease shall be treated as an offer with the Premises being subject to prior lease and such offer subject to the withdrawal or non-acceptance by Landlord or to other use of the Premises without notice, and this Lease shall not be valid or binding unless and until accepted by Landlord in writing and a fully executed copy delivered to both parties hereto.

(j) All references in this Lease to "the date hereof" or similar references be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

(k)  Time is of the essence of this Lease.

(l) Landlord shall not be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such duties or obligations within thirty (30) days (or such additional time as is reasonably required to correct any such default, or such lesser time as shall be reasonable in the event of an emergency) after written notice by Tenant to Landlord, properly specifying wherein Landlord has failed to perform any such duty or obligation. Landlord shall have no liability for any incidental or consequential damages of Tenant, or anyone claiming by, through or under Tenant, for any reason whatsoever.

(m) In the event that Landlord shall default in the performance of Landlord's obligations hereunder, the holder of a mortgage or the beneficiary of a deed of trust which includes the Premises shall have the right, but not the obligation, to perform or comply with any covenants, agreements and provisions violated in connection with such default. Further, if such holder or beneficiary notifies Tenant that such holder or beneficiary has taken over Landlord's right under this Lease, Tenant shall not assert any right to deduct the cost of repairs or any monetary claims against Landlord theretofore accrued from rent thereafter due and payable, but shall look solely to Landlord and not such holder or beneficiary for satisfaction of such claim.

(n) This Lease does not create the relationship of partner or joint venturer between Landlord and Tenant.

(o) The laws of the State of North Carolina shall govern the interpretation, the validity, performance and enforcement of this Lease.

(p)
       (i) If Tenant is a corporation, the undersigned officer of Tenant does hereby warrant and certify to Landlord that Tenant is a corporation in good standing and duly organized under the laws of the State of North Carolina, or if chartered in a state other than the State of North Carolina is a corporation in good standing and duly organized under the laws of such state and is authorized to do business in the State of North Carolina. The undersigned officer of Tenant hereby further warrants and certifies to Landlord that such officer is authorized and empowered to bind the corporation to the terms of this Lease by such officer's signature hereto.

       (ii) If Tenant is a general or limited partnership, the undersigned general partner of Tenant does hereby warrant and certify to Landlord that Tenant is a general partnership or limited partnership, as the case may be, validly existing under the laws of the State of North Carolina, or if formed in a state other than the State of North Carolina, is a general partnership or limited partnership validly existing under the laws of such state and is authorized to do business in the State of North Carolina. The undersigned general partner of Tenant hereby further warrants and certifies to Landlord that such general partner is authorized and empowered to bind Tenant to the terms of this Lease by such general partner's signature hereto.

       (iii) The undersigned general partner of Landlord does hereby warrant and certify to Tenant that Landlord is a limited partnership, validly existing under the laws of the State of North Carolina and is authorized to do business in the State of North Carolina. The undersigned general partner of Landlord hereby further warrants and certifies to Tenant that such general partner is authorized and empowered to bind Landlord to the terms of this Lease by such general partner's signature hereto.

(q) This Lease shall be executed in duplicate, each of which shall be deemed an original and complete of itself and may be introduced into evidence or used for any purpose without the production of any other copy. If Tenant is a corporation, two authorized corporate officers must execute this Lease in their appropriate capacity for Tenant and affix the corporate seal.

(r) The provisions contained in the Rider attached hereto, if any, are incorporated herein by reference and made a part of this Lease. In the event of any conflict between the printed portion of this Lease and the Rider, the provisions of the Rider shall govern and control.

(s) Although the printed provisions of this Lease were drafted by Landlord, such fact shall not cause this Lease to be construed either for or against Landlord or Tenant.

(t) This Lease may not be recorded. Upon the request and at the expense of Tenant, Landlord shall execute a memorandum of this Lease suitable for recording which shall omit the financial terms herein but which shall identify the Premises and the term of this Lease. Upon the expiration of this Lease, a recorded memorandum of this Lease may be canceled of record by a document executed by Landlord, or its successor in interest for such purpose.

(u) Tenant shall provide to Landlord within 120 days of the close of its fiscal year, and thereafter upon reasonable request of Landlord but no more frequently than once each calendar year, financial statements of Tenant certified by the chief financial officer of Tenant, and Tenant shall act to ensure that any guarantor hereof provides Landlord with copies of its financial statements within ninety days of the close of its fiscal year.

(v) No remedy conferred herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or otherwise.

(w) No provision of this Lease shall be deemed to waive any statutory or common law rights of Landlord to assert a lien upon property of Tenant.

IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal as of the day and year first above written.

                                    LANDLORD:
                                    PERIMETER PARK WEST ASSOCIATES
                                    LIMITED PARTNERSHIP (SEAL), a
                                    North Carolina limited partnership


WITNESS:

By:  /s/  Pamela S. Cromer          By:  /s/ Harold S. Lichtin  (SEAL)
     -----------------------             -----------------------------
     Pamela S. Cromer                    Harold S. Lichtin,
                                         General Partner


                                    TENANT:

                                    APPLIED INNOVATION, INC., a Delaware
                                    corporation
ATTEST:

By:/s/ [signature illegible]        By:  /s/  Gerald B. Moersdorf, Jr.
   -------------------------             -----------------------------
                                         Gerald B. Moersdorf, Jr.
   Secretary                             Chairman, President and CEO

[CORPORATE SEAL]

                                   EXHIBIT A

                                   THE LAND

BEING ALL of that certain tract or parcel of land containing 7.668 acres (334,013 square feet) designated as Enterprise Center II, according to plat of survey entitled "Boundary Survey of: Enterprise Center 11, 5151 McCrimmon Parkway, for: Perimeter Park West Associates, Tax PIN #0746.04-92-5846, Cedar Fork TWSP, Wake County, Morrisville, North Carolina" dated July 11, 1995, prepared by Timothy E. Bowes, registered land surveyor, of DSAtlantic and recorded in Book of Maps 1995, Page 1158, Wake County Registry.

                                   EXHIBIT C
                           PLANS AND SPECIFICATIONS
       [TO BE ATTACHED UPON THE MUTUAL APPROVAL OF LANDLORD AND TENANT.]

                                   EXHIBIT D

                             RULES AND REGULATIONS

1. The sidewalks, common areas, and public portions of the Building, such as entrances, passages, courts, elevators, vestibules, stairways, corridors or halls, and the streets, alleys or ways surrounding or in the vicinity of the Building shall not be obstructed by Tenant, even temporarily, or encumbered by Tenant or used for any purpose other than ingress to and egress from the Premises.

2. No awnings or other projections shall be attached to the outside walls of the Building.

3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building unless approved by Landlord. Signs on entrance doors shall, at Tenant's expense, be inscribed, painted or affixed for each tenant by sign makers approved by Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without notice to Tenant or any liability therefor, and may charge the expense incurred by such removal to Tenant.

4. The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant.

5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the public halls, corridors, or vestibules without the prior written consent of Landlord.

6. The bathrooms and plumbing fixtures shall not be used for any purposes other than those for which they were designed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the bathrooms or fixtures shall be the responsibility of Tenant.

7. Tenant shall not in any way deface any part of the Premises or the Building.

8. No vehicles, or animals of any kind shall be brought into or kept in or about the Premises, or in the Building. No cooking shall be done or permitted by Tenant on the Premises except in conformity with all applicable laws, statutes, regulations and ordinances and then only in the area designated as a kitchen, if any, on the Premises of Tenant, which is to be primarily used by Tenant's employees for heating beverages and light snacks. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

9. All desks shall be serviced by chairs with rollers that are equipped with floor mats underneath each chair.

10. No space in the Building shall be used for the sale of merchandise, goods, or property of any kind at auction.

11. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.

12. Neither Tenant, nor any of Tenant's servants, employees, agents, visitors, or licensees, shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, or chemical substance, other than reasonable amounts of cleaning fluids or solvents required in the normal operation of Tenant's business offices.

13. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written approval of Landlord and unless and until a duplicate key is delivered to Landlord. Tenant shall, upon the termination of its tenancy, return to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

14.  Tenant shall not overload any floor.

15. Tenant shall not occupy or permit any portion of the Premises to be used for the possession, storage, manufacture or sale of liquor, narcotics, or tobacco in any form.

16. Tenant shall be responsible for all persons for whom it issues passes and/or keys and shall be liable to Landlord for all acts of such persons.

17. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

18. The requirements of Tenant will be attended to only by Landlord or the property manager of the Premises.

19. Canvassing, soliciting, and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

20. All paneling, grounds or other wood products not considered furniture shall be of fire retardant materials.

21. No smoking is permitted in the Premises, or in the Building. Smoking is permitted outside the Building in designated smoking areas. All cigarette butts and other refuse should be placed in designated containers.

22. No weapons concealed or visible are permitted in the Premises, in the Building, or on the Land.

23. Landlord shall not be responsible to Tenant or liable for the non-observance or violation of any of these Rules and Regulations by any other tenant.

     Whenever the above rules conflict with any of the rights or obligations of Tenant pursuant to the provisions of the Lease, the provisions of the Lease shall govern.

EXHIBIT " C-1 " continued

                           [FLOOR PLANS APPEAR HERE]

Via Fax (919.281.2199) and Mail

February 25, 1999

Mr. James J. Scheuer
Chief Financial Officer
Sciquest, Inc.
4222 Emperor Boulevard, Suite 225
Durham, NC 27703

RE:   Purchase Agreement of Property

Dear Jim:

Reference is made to a certain pending sublease agreement (the "Sublease") between Applied Innovation Inc. ("Sublandlord", hereinafter referred to as "Seller") and SciQuest, Inc. ("Subtenant", hereinafter referred to as "Buyer") for premises at 5151 McCrimmon Parkway, Enterprise Center 11, Suite 208, Morrisville, NC 27560 (the "Premises").

Pursuant to the terms of this letter and simultaneous with the execution of the Sublease by Buyer and Seller, Seller hereby sells, transfers and conveys to Buyer and Buyer hereby purchases and accepts from Seller, free and clear, those items of furniture and telecommunications equipment inventoried in the attached Exhibit, and any and all other property of Seller which remains in the Premises as of the date Buyer takes possession of the Premises under the Sublease (together known as the "Property").

Seller hereby represents and warrants that it has good and valid title, free and clear of any and all liens and encumbrances, of all Property contemplated hereunder and the undersigned has the authority to sell the Property on behalf of the Seller.

As consideration for the Property, Buyer shall, at execution of the Sublease by Buyer, pay Seller by corporate check the sum of Fifteen Thousand and 000/100 Dollars ($15,000), reftmdable in ftdl to Buyer should the Sublease not be approved in writing by Prime Landlord.

Please sign this letter and its duplicate, returning one copy to my attention. Thank you.

Sincerely,

By:  /s/ William H. Largent
     -------------------------
     William H. Largent,
     Chief Financial Officer

AGREED AND ACCEPTED:
SCIQUEST, INC.

By:  /s/ James J. Scheuer                Date:  3/1/99
     -------------------------
     James J. Scheuer,

Attachment (Property inventory list)

EXHIBIT TO PURCHASE AGREEMENT

FAX

TO:  Bob Van Wormer                          FROM:   Kelly Krull
     Grubb& Ellis                                    Applied Innovation Inc.
                                                     5800 Innovation Inc.
Phone       919-420-1562                             Dublin, OH 43016-32 71
Fax Phone   919-783-42.44
                                                     Phone       614-798-2000
                                                     Fax Phone   614-798-1770

 .cc.
Date       02112199
Number of pages including cover sheet

REMARKS:  [] Urgent [] For your review    E] Reply ASAP      0 Please Comment

Telecommunications system information:

PBX

Fujitsu F9600ES
16 CO Trunk ports
16 DID Trunk ports
32 Digital station ports
48 Analog station ports
6 voice mail ports
32 Digital telephones (Approx)
38 Analog telephones (Approx)

VoiceMail system

ActiveVoice Repartee system
6 voice mail ports

January 19, 1997

APPLIED INNOVATION
PHASE1

(5)   PRIVATE  OFFICES
          3 - LEFT UNITS
          2 - RIGHT UNITS
          ANDERSON WcKEY - METAL #C1000 SERIES


1.   (3)  #CMS1066L., DESKS W/PED AND CENTER DRAWER

2.   (2)  #CMS1066R, DESK W/PED AND CENTER DRAWER

3.   (5)  #026 100. BRIDGE 24" X 42"

4.   (5)  #CC16624P. DESK CREDENZA SHELL 24" X 66"

5.   (5)  #L230, LATERAL FILE

6.   (5)  #NSX-1 I TASK CHAIRS W/ARMS BY UNITED, GRADE 4 FABRIC
          #N21 WINDWARD

7.   (10) NNS-31 SIDE CHAIRS BY UNITED GRADE 4 FABRIC #N21 WINDWARD

8.   (5)  #1248 BOOKCASE

SMALL CONFERENCE ROOM

9.   #RT-6-BOOO. 72" X 36"TABLE
     BY ABCO. GRAY NEBULA B

10.  (6) #A32 SLED BASE CHAIRS
     #N51 HALYARD

BOARD ROOM

11.  #BCB-162-COOO WTABLE
     B)~ ABCO. LAMINATE "ERIN-C
     BOATSHAPED 2" TIECK EDGE
     4 PEDESTALS - 2PC.TOP
     48- X WX 29"H

12.  (16) #CN-32 SLED BASE CHAIRS
     GRADE 4 FABRIC NN51 HALYARD

13.  (1) #CC-1848-COOO CREDENZA 29"D X 487W X 29"H LAMINATE -ERIN"

14. (1) #CC-1848-6000 CREDENZA 22" X 487' X 29"H LAMINATE "DOVE GRAY" (FOR MEDIUM CONE ROOM)

BREAK ROOM LUNCH ROOM

15.  (48)#1200-2100 CHAIRS STACKING TR-93, KR-V TEAL GREEN

16.  (5) #45XR-42-E4SO
     HC-21, CV-28. TRE

17.  (5) #45XC-3048-E4SO
     HC-2 1, CV-28, TRE

18.  NSX- I I CHAIR (REC AREA)

     #N51HALYARD

19.  NSX-10 CHAIR (MAIL ROOM)
     #N51HALYARD

     TOTAL
     TAX
     TOTAL SELL PRICE

CONFERENCE ROOM (FOR BOARD MEETING THEN MOVE TO BACK LIBRARY CONF. ROOM) BY B.C.

9.  (1)  #OV4896TGY, 48- X 96" OVAL

10. (1)  #OVBASEGY, BASE GRAY LAMINATE

11. (10) #A32 SLED BASE WITH ARMS
         GRADE 4 FABRIC BY UNITED
         #N51HALYARD

12. (12) #WS7230DGG PEOPLE FURNITURE
    TABLES, GREY LAMINATE BY BPI

TOTAL


PHASE II
(15) PRIVATE OFFICES
     8 - LEFT UNITS
     7 - RIGHT UNITS
     ANDERSON HICKEY - METAL #C 1000 SERIES

1.  (8) #CMS1066L, DESKS WIPED AND CENTER
    DRAWER

2.  (7) #CMS1066R, DESKS WIPED AND CENTER
    DRAWER

3.  (15) #026100. BRIDGE 24- X 42"

4.  (15) #CC 16624P, DESK CREDENZA
    SHELL 24" X 66"

5.  (15) #L230, LATERAL FILES

6.  G 5) #NSX- 11, TASK CHAIRS W/ARMS
    BY UNITED, GRADE 4 FABRIC

7.  (30) #NS-31 SIDE CHAIR
    BY UNITED, GRADE 4 FABRIC

8.  (15) #1248 BOOKCASES

TOTAL